UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 30, 2009

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, Church Street, Hamilton		HM 11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Explanatory Note

This amendment to Central European Media Enterprises Ltd.’s (the “Company”) Current Report on Form 8-K filed on July 27, 2009 is filed for the purpose of disclosing a grant of options pursuant to an employment agreement between the Company and Adrian Sarbu, its President and Chief Executive Officer, dated July 27, 2009.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The employment agreement described above provided for a grant of options to Mr. Sarbu  following such agreement’s effective date. On July 30, 2009 subsequent to the opening of a trading window, the Company awarded Mr. Sarbu options to acquire 160,000 shares of the Company’s Class A common stock at an exercise price of $20.19 per share, the closing price of shares of the Company’s Class A common stock on the date of the grant. Such options become exercisable in four equal instalments on each anniversary of the grant date and expire on July 29, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: August 3, 2009	/s/ Charles Frank
Charles Frank Chief Financial Officer